Exhibit 10.3
ADVANCED EMISSIONS SOLUTIONS, INC.
2022 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
1.Award of Shares. ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (the “Company”), hereby awards to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of Shares Awarded set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2022 Omnibus Incentive Plan (as amended from time to time, the “Plan”), and any written employment, retention or severance agreement the Grantee has with the Company or its Affiliate addressing the award and vesting of Company common stock (the “Employment Agreement”), all of which are incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan. All Shares awarded hereunder will be deemed issued to the Grantee as fully paid and non-assessable Shares and the Grantee will have the right to vote the Shares at meetings of the Company’s stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.
2.Consideration. The grant of the Shares is made in consideration of the services to be rendered by the Grantee to the Company or its Affiliate.
3.Transfer Restrictions. The Shares awarded to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Stock in violation of this Section 3 will be null and void and, if any such attempt is made, the Shares will be forfeited by the Grantee and all of the Grantee’s rights to such Shares shall immediately terminate without any payment or consideration by the Company.
4.Evidence of Stock. The Restricted Stock may be credited to the Grantee in book entry form and held, along with any Additional Securities (as defined below and which shall also constitute “Restricted Stock” under this Agreement), in custody by the Company or an agent for the Company until the applicable restrictions have expired and the Grantee provides other instructions. If any certificates are issued for Restricted Stock during any Period of Restriction, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Grantee shall deliver such certificate(s).
5.Distributions. The Company shall disburse to the Grantee all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations, in one lump sum payment, within 30 days after the date the Shares (or Additional Securities) with respect to which the dividends or distributions were made become vested. If the Shares or Additional Securities are forfeited without becoming vested, any such dividends or distributions also will be forfeited and the Grantee shall have no right to such dividends or distributions.
6.Taxes. The Grantee shall, as Shares of Restricted Stock vest, or at the time withholding is otherwise required by any Applicable Law (including in the event Grantee coordinates with the Company to make a timely election pursuant to Section 83(b) of the Code), pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations in a form of payment acceptable to the Company. The Company will withhold that portion of Grantee’s vested Shares to cover the applicable withholding tax liability unless Grantee notifies the Company that Grantee desires to elect to pay the applicable withholding tax liability by other means at least five business days prior to the applicable vesting date and in a form of payment acceptable to the Company.

7.Additional Securities. Any securities received as the result of ownership of the Restricted Stock (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or in a stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in book entry form in the same manner and subject to the same conditions and restrictions as the Shares of Restricted Stock with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice and the forfeiture provisions set forth in Section 8. The Grantee shall be entitled to direct the Company to exercise any warrant, option or other right received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant, option or right. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities.
8.Forfeiture of Shares. If the Grantee’s Continuous Service terminates prior to the vesting of any Shares for any reason, with or without Cause (including death or disability), then all of the unvested Shares of Restricted Stock shall automatically be deemed forfeited to the Company upon such termination of Continuous Service, without any action by the Company or Grantee and without any consideration due or payable to Grantee, and Grantee shall cease to have any further right, title or interest in the forfeited Restricted Stock. Upon forfeiture, the Company and/or its assigns shall become the legal and beneficial owner of the Shares forfeited and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares forfeited, without any action by the Grantee.
9.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
10.Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
11.Restrictive Legends. Grantee understands and agrees that the Company may cause the legend set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, if applicable, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING POSSIBLE FORFEITURE, AS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER AND SUCH TRANSFER RESTRICTIONS, INCLUDING POSSIBLE FORFEITURE, ARE BINDING ON TRANSFEREES OF THESE SHARES.
12.Transferability. No benefit payable under, or interest in, this Agreement or in the Shares that are scheduled to be issued hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section 12 shall prevent transfer by will or by applicable laws of descent and distribution, as further described in Section 14 of the Plan.
13.No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation of the Grantee to continue in the employ or service of the Company, or of the Company to continue to employ Grantee.

14.Applicability of Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.
15.No Compensation Deferral. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. To the extent that the Award is nevertheless deemed to be subject to the acceleration of tax imposed under Section 409A for any reason, this Award shall be interpreted in accordance with Section 409A. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee determines that the Award may be or become subject to the acceleration of tax imposed under Section 409A, the Committee may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) preserve the intended tax treatment of the benefits provided with respect to this Award, or (b) comply with the requirements of Section 409A to avoid the acceleration of tax thereunder. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, to a Grantee who is a “specified employee” within the meaning of Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) after the date of the Grantee’s “separation of service” as defined in Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 15 in good faith; provided that neither the Company, the Committee nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to Grantee with respect to this Section 15.
16.Acknowledgement. The Company may, in its sole discretion, decide to deliver any documents related to Awards awarded under the Plan or future Awards that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Entire Agreement: Governing Law. The Notice, the Plan, this Agreement, and any Employment Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. In the event of any conflict between the terms set forth in the Notice or this Agreement and in the Plan, the terms of this Agreement shall control. These agreements are to be construed in accordance with and governed by the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
18.Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.
19.Dispute Resolution. The provisions of this Section 19 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within 30 days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute is not resolved by negotiation within 90 days of the written notification, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court located in City and County of Denver, Colorado) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. The parties also expressly waive any right they have or may have to a jury trial of any such suit, action or proceeding. If any one or more provisions of this Section 19 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
20.Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Exchange Act, the Code, or any other securities or tax or other Applicable Law or regulation. Notwithstanding anything to the contrary contained herein, the Shares issuable upon vesting shall not be issued unless such Shares are then registered under the Act, or, if such Shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Act.
21.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon transmission via facsimile or email with confirmation of successful transmission by the sending machine or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as set forth in the Notice, or to such other address as such party may designate in writing from time to time to the other party. If an on-line or electronic system is established for participants in the Plan as described in Section 16 of this Agreement, effective notice may also be given and governed by the notice provisions of such on-line or electronic system.
22.Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
23.Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.
Signature of Grantee:

By:

Date:

ADVANCED EMISSIONS SOLUTIONS, INC.:
By:

Date: